CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-230622 on Form S-1 of our report dated April 1, 2021, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 16, 2021